Exhibit 99.1
 Rapid7 Announces Second Quarter 2018 Financial Results

•	Revenue of $58.4 million under ASC 606

•	Revenue growth of 30% year-over-year under ASC 605

•	Annualized recurring revenue of $198.6 million, an increase of 44% year-over-year
Boston, MA – August 6, 2018 – Rapid7, Inc. (NASDAQ: RPD), powering SecOps through its visibility, analytics and automation cloud, today announced its financial results for the second quarter of 2018.
“Rapid7 had a great second quarter, with strong performance around the world and across our solutions,” said Corey Thomas, President and CEO of Rapid7. “For the fourth quarter in a row, ARR growth accelerated, reaching 44%, driven by new customer growth, upsells and cross-sells, and the success of our shift towards recurring revenue. As a result, we are raising our guidance for 2018 ARR growth to over 40%.”
“Rapid7’s cloud-based solutions that provide visibility, analytics and automation are powering SecOps and addressing the fastest growing markets in security. Our customers appreciate that our solutions are easy-to-install and easy-to-use, and they increasingly view these solutions as strategic to their success, as evidenced by increasing adoption of our cloud-based Insight platform.”
Second Quarter 2018 Financial Results (under ASC 606)

•	Total revenue for the second quarter of 2018 was $58.4 million.

•	For the second quarter of 2018, GAAP loss from operations was $(14.3) million and non-GAAP loss from operations was $(6.0) million.

•	For the second quarter of 2018, GAAP net loss was $(14.3) million or a GAAP loss per share of $(0.31) and non-GAAP net loss was $(6.0) million or a non-GAAP net loss per share of $(0.13).

•	Adjusted EBITDA was $(4.2) million in the second quarter of 2018.

•
For the second quarter of 2018, total revenue from North America was $49.5 million and comprised 85% of total revenue. Total revenue from the rest of world was $8.9 million and comprised 15% of total revenue in the second quarter of 2018.

•
Cash flow from operating activities was $(9.1) million for the second quarter of 2018, compared to $(4.0) for the second quarter of 2017. Cash flow from operating activities was $(1.8) million in the first six months of 2018, compared to $(0.7) million in the first six months of 2017.

Second Quarter 2018 Financial Results (under ASC 605)

•	Total revenue for the second quarter of 2018 was $61.6 million, an increase of 30% year-over-year.

•
For the second quarter of 2018, GAAP loss from operations was $(14.0) million, compared to GAAP loss from operations of $(11.9) million in the second quarter of 2017. For the second quarter of 2018, non-GAAP loss from operations was $(5.7) million, compared to non-GAAP loss from operations of $(6.2) million in the second quarter of 2017.

•
For the second quarter of 2018, GAAP net loss was $(14.0) million or a GAAP loss per share of $(0.30), compared to a GAAP net loss of $(11.6) million or a GAAP loss per share of $(0.27) for the second quarter of 2017. For the second quarter of 2018, non-GAAP net loss was $(5.7) million or a non-GAAP net loss per share of $(0.12), compared to a non-GAAP net loss of $(5.9) million or a non-GAAP net loss per share of $(0.14) for the second quarter of 2017.

•	Adjusted EBITDA was $(3.9) million in the second quarter of 2018, compared to adjusted EBITDA of $(5.0) million in the second quarter of 2017.

•
For the second quarter of 2018, total revenue from North America increased 29% year-over-year to $52.0 million and comprised 84% of total revenue. Total revenue from the rest of the world increased 33% year-over-year to $9.6 million and comprised 16% of total revenue for the second quarter of 2018.

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Recent Business Metrics and Highlights

•	Annualized recurring revenue (ARR) for the second quarter of 2018 was $198.6 million, an increase of 44% year-over-year.

•
Our renewal rate for the second quarter of 2018, which includes upsells and cross-sells of additional products and services, was 122%. The expiring renewal rate, which excludes upsells and cross-sells of additional products and services, was 89% in the second quarter of 2018.

•
79% (under ASC 606) and 77% (under ASC 605) of total revenue in the second quarter of 2018 was recurring revenue, which is comprised of content subscriptions, maintenance and support, cloud-based subscriptions, managed services subscriptions, and term licenses, up from 70% (under ASC 605) in the second quarter of 2017, an increase of 43% year-over-year.

•	83% (under ASC 606) and 87% (under ASC 605) of total revenue for the second quarter of 2018 came from deferred revenue on the balance sheet at the beginning of the quarter.

•	Ended the second quarter of 2018 with over 7,200 customers, an increase of 10% year-over-year.

•
Calculated billings were $63.9 million (under ASC 606) and $64.0 million (under ASC 605) for the second quarter of 2018, an increase of 6% year-over-year. Growth in calculated billings was depressed by an anticipated decrease in weighted average contract lengths from 23 months to 17 months year-over-year as we shift the business towards recurring revenue, and a decrease in professional services growth. During the transition to a more subscription-based model, we believe calculated billings will be a less meaningful metric for our operations.

•
On May 14, 2018, we closed on a public offering of 3.0 million shares, all which were sold by certain existing stockholders. We did not receive any of the proceeds from the sale of shares by the selling stockholders.

•
Rapid7 introduced Canada and Australia instances of our Security Analytics and Automation Platform. By expanding the platform’s global presence, Rapid7 will give customers in both countries, in addition to our other instances in North America, Europe, and Asia, the ability to better address data governance requirements and the flexibility to keep security data local.

•
We announced integration between Rapid7’s Insight platform and Microsoft Azure. This integration provides modern vulnerability management, analytics-driven incident detection for hybrid environments, and simplified agent deployment within the Azure infrastructure. Rapid7 customers utilizing Azure now have, through InsightVM and InsightIDR, increased visibility into security vulnerability and attacks within their cloud and hybrid environments.

•
Announced a new capability, Attacker Behavior Analytics (ABA), in our InsightIDR solution. Attacker Behavior Analytics are detections that reveal unknown variants of successful attacker techniques, and are continually crafted by Rapid7’s global security analysts and threat intelligence teams. With ABA, InsightIDR customers directly benefit from this stream of intelligence from Rapid7 SOCs, resulting in earlier attack chain detection and faster possible response to evolving attacks.

•
Rapid7 won the Best Security Company Award at SC Awards Europe, based on “an extensive product and services portfolio with good customer service capability, research capability, and community involvement”.

•
Our research team published several reports, including 2018 National Exposure Index Research Report: Internet Security Posture by Country; Rapid7 Quarterly Threat Report: 2018 Q1; and, Off the Chain! A Research Paper Observing Bitcoin Nodes on the Public Internet.

•	Please see investors.rapid7.com for our Financial Metrics spreadsheet.

•	For additional details on the reconciliation of non-GAAP measures to their nearest comparable GAAP measures, please refer to the accompanying financial data tables contained in this press release.
Third Quarter and Full-Year 2018 Guidance

Rapid7 anticipates total revenue, non-GAAP loss from operations, and non-GAAP net loss per share to be in the following ranges:

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Third Quarter 2018 Guidance (in millions, except per share data)

							Impact of Adoption
	Under ASC 606			Under ASC 605			of ASC 606
Revenue	$58.6	to	$60.0	$61.7	to	$63.1	$(3.1)	to	$(3.1)
Year-over-year growth				22%	to	25%
Non-GAAP loss from operations	$(7.3)	to	$(5.9)	$(6.6)	to	$(5.2)	$(0.7)	to	$(0.7)
Non-GAAP net loss per share	$(0.15)	to	$(0.12)
Weighted average shares outstanding			47.1

Full-Year 2018 Guidance (in millions, except per share data)

							Impact of Adoption
	Under ASC 606			Under ASC 605			of ASC 606
Revenue	$237.0	to	$240.0	$250.0	to	$253.0	$(13.0)	to	$(13.0)
Year-over-year growth				24%	to	26%
Non-GAAP loss from operations	$(25.0)	to	$(22.0)	$(24.5)	to	$(21.5)	$(0.5)	to	$(0.5)
Non-GAAP net loss per share	$(0.52)	to	$(0.45)
Weighted average shares outstanding			46.6
ARR year-over-year growth				greater than 40%

Guidance for the third quarter and full-year 2018 does not include any potential impact of foreign exchange gains or losses.
Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of acquired intangible assets, and certain non-recurring items. Rapid7 has provided a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures in the financial statement tables included in this press release. A reconciliation of non-GAAP guidance measures to the most comparable GAAP measures is not available on a forward-looking basis.

For the second quarter of 2018, we recognized revenue under ASC 606. For the second quarter of 2017, however, we recognized revenue under ASC 605. Therefore, the periods are not directly comparable. In addition, since we adopted ASC 606 using the modified retrospective method, we have presented in the table below, for the second quarter of 2018, a summary of certain consolidated financial statement line items impacted by the adoption of ASC 606 with a comparison of these line items to ASC 605.

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	Three Months Ended June 30, 2018
	Under ASC 606	Under ASC 605	Difference
	(in thousands)
Products	$39,043	41,043	$(2,000)
Maintenance and support	10,610	11,558	(948)
Professional services	8,788	8,976	(188)
Total revenue	58,441	61,577	(3,136)

Cost of revenue - GAAP	17,393	17,367	26
Gross margin - GAAP	70.2%	71.8%

Cost of revenue - non-GAAP	16,031	16,005	26
Gross margin - non-GAAP	72.6%	74.0%

Sales and marketing - GAAP	31,157	34,001	(2,844)
Sales and marketing - non-GAAP	29,064	31,908	(2,844)

GAAP loss from operations	(14,340)	(14,022)	(318)
Non-GAAP loss from operations	(5,992)	(5,674)	(318)

Deferred revenue, current portion	153,634	163,121	(9,487)
Deferred revenue, non-current portion	70,766	53,378	17,388
Total deferred revenue	224,400	216,499	7,901

Conference Call and Webcast Information

Rapid7 will host a conference call today, August 6, 2018, to discuss its results at 4:30 p.m. Eastern Time. The call will be accessible by telephone at 877-357-4230 (domestic) or 629-228-0721 (international). The call will also be available live via webcast on the Company’s website at https://investors.rapid7.com. A telephone replay of the conference call will be available at 855-859-2056 or 404-537-3406 (access code 4169935) until August 13, 2018. A webcast replay will be available at https://investors.rapid7.com.
About Rapid7
Rapid7 (NASDAQ:RPD) powers the practice of SecOps by delivering shared visibility, analytics, and automation so that security, IT, and Development teams can work together more effectively. The Rapid7 Insight platform empowers these teams to jointly manage and reduce risk, detect and contain attackers, and analyze and optimize operations. Rapid7 technology, services, and research drive vulnerability management, application security, incident detection and response (SIEM), orchestration and automation, and log management for more than 7,200 organizations across more than 120 countries, including 54% of the Fortune 100. To learn more about Rapid7 or join our threat research, visit www.rapid7.com.
Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We also use certain non-GAAP financial measures as performance measures under our executive bonus plan. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures

rapid7.com

to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA. We define adjusted EBITDA as net loss before (1) interest income (expense), net, (2) other income (expense), net, (3) provision for income taxes, (4) depreciation expense, (5) amortization of intangible assets, (6) stock-based compensation expense, and (7) certain non-recurring items. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP. There are limitations to using this non-GAAP financial measure, including that other companies may calculate this measure differently than we do, that it does not reflect our capital expenditures or future requirements for capital expenditures and that it does not reflect changes in, or cash requirements for, our working capital and excludes some items that are cash based.

We also monitor operating measures of non-GAAP gross profit, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share. These non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of acquired intangible assets, and certain non-recurring items such as acquisition-related expenses, secondary public offering costs and litigation-related expenses. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making. While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, you should review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate our business.

Annualized Recurring Revenue (ARR). ARR is a financial measure that we define as the annual value of all recurring revenue related contracts in place at the end of the quarter. ARR should be viewed independently of revenue and deferred revenue as ARR is a performance metric and is intended as a supplemental metric, not a replacement for these items.

Calculated Billings (non-GAAP). Calculated billings is a non-GAAP measure that we define as total revenue recognized in accordance with GAAP plus the change in deferred revenue from the beginning to the end of the period. Historically, we have considered calculated billings to be a useful metric for management and investors, as a supplement to the corresponding GAAP measure of total revenue, because billings drive deferred revenue, which is an important indicator of the health and visibility of trends in our business. With the expansion of our subscription, cloud-based product offerings (InsightVM, InsightIDR, InsightAppSec, and InsightOps) on the Insight platform, the shift of our other products to subscription pricing, and the shift of our sales compensation plans to Annualized Recurring Revenue, we believe calculated billings will be a less meaningful metric for our operations. Our use of calculated billings has limitations as an analytical tool and should not be considered in isolation or as a substitute for revenue recognition or revenue measurement, or an analysis of our results as reported under GAAP. Also, it is important to note that other companies, including companies in our industry, may not use calculated billings as a measure of their business, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of calculated billings as a comparative measure.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of historical non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding demand for our product and service offerings, guidance for the third quarter and full-year 2018 and the potential benefits of the integration with Microsoft Azure and ABA, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without

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limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended March 31, 2018 filed with the Securities and Exchange Commission on May 9, 2018, and subsequent reports that we file with the Securities and Exchange Commission.  Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
###
Investor contact:
Jeff Bray, CFA
Vice President, Investor Relations
investors@rapid7.com
(857) 990-4074
Press contact:
Caitlin Doherty
press@rapid7.com
(857) 990-4136

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RAPID7, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	June 30, 2018		December 31, 2017
	Under ASC 606	Under ASC 605	Under ASC 605
Assets
Current assets:
Cash and cash equivalents	$100,731	$100,731	$51,562
Short-term investments	13,983	13,983	39,178
Accounts receivable, net	48,476	48,476	73,661
Deferred contract acquisition and fulfillment costs, current portion	9,481	—	—
Prepaid expenses and other current assets	13,212	12,995	8,877
Total current assets	185,883	176,185	173,278
Long-term investments	3,929	3,929	1,102
Property and equipment, net	11,184	11,184	8,589
Goodwill	83,164	83,164	83,164
Intangible assets, net	16,002	16,002	16,640
Deferred contract acquisition and fulfillment costs, non-current portion	22,214	—	—
Other assets	1,395	1,395	1,363
Total assets	$323,771	$291,859	$284,136
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,612	$4,612	$2,240
Accrued expenses	21,832	21,832	29,728
Deferred revenue, current portion	153,634	163,121	155,811
Other current liabilities	1,079	1,079	1,706
Total current liabilities	181,157	190,644	189,485
Deferred revenue, non-current portion	70,766	53,378	68,689
Other long-term liabilities	2,305	1,876	1,809
Total liabilities	254,228	245,898	259,983
Stockholders’ equity:
Common stock	467	467	441
Treasury stock	(4,764)	(4,764)	(4,764)
Additional paid-in-capital	513,598	513,598	463,428
Accumulated other comprehensive loss	(24)	(24)	(39)
Accumulated deficit	(439,734)	(463,316)	(434,913)
Total stockholders’ equity	69,543	45,961	24,153
Total liabilities and stockholders’ equity	$323,771	$291,859	$284,136

RAPID7, INC.
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2018	2017	2018	2018	2017
	Under ASC 606	Under ASC 605	Under ASC 605	Under ASC 606	Under ASC 605	Under ASC 605
Revenue:
Products	$39,043	$41,043	$27,168	$74,322	$78,809	$53,110
Maintenance and support	10,610	11,558	11,338	21,363	23,240	22,140
Professional services	8,788	8,976	8,937	17,271	17,729	17,438
Total revenue	58,441	61,577	47,443	112,956	119,778	92,688
Cost of revenue:
Products	9,650	9,626	5,557	18,086	18,090	10,267
Maintenance and support	2,007	2,007	1,850	3,856	3,856	3,728
Professional services	5,736	5,734	5,672	12,045	12,036	11,348
Total cost of revenue	17,393	17,367	13,079	33,987	33,982	25,343
Total gross profit	41,048	44,210	34,364	78,969	85,796	67,345
Operating expenses:
Research and development	16,082	16,082	11,873	32,804	32,804	23,266
Sales and marketing	31,157	34,001	27,132	60,209	64,745	51,942
General and administrative	8,149	8,149	7,256	16,881	16,881	14,504
Total operating expenses	55,388	58,232	46,261	109,894	114,430	89,712
Loss from operations	(14,340)	(14,022)	(11,897)	(30,925)	(28,634)	(22,367)
Other income (expense), net:
Interest income (expense), net	464	464	218	705	705	387
Other income (expense), net	(326)	(326)	229	(248)	(248)	114
Loss before income taxes	(14,202)	(13,884)	(11,450)	(30,468)	(28,177)	(21,866)
Provision for income taxes	131	131	187	226	226	316
Net loss	$(14,333)	$(14,015)	$(11,637)	$(30,694)	$(28,403)	$(22,182)
Net loss per share, basic and diluted	$(0.31)	$(0.30)	$(0.27)	$(0.67)	$(0.62)	$(0.52)
Weighted-average common shares outstanding, basic and diluted	46,279,947	46,279,947	42,681,287	45,746,513	45,746,513	42,395,450

RAPID7, INC.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2018	2017	2018	2018	2017
	Under ASC 606	Under ASC 605	Under ASC 605	Under ASC 606	Under ASC 605	Under ASC 605
Cash flows from operating activities:
Net loss	$(14,333)	$(14,015)	$(11,637)	$(30,694)	$(28,403)	$(22,182)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,678	2,678	1,613	5,077	5,077	3,237
Stock-based compensation expense	7,350	7,350	5,171	13,575	13,575	9,450
Provision for doubtful accounts	300	300	162	456	456	478
Foreign currency re-measurement loss (gain)	324	324	(282)	471	471	(238)
Other non-cash (income) expense	(19)	(19)	78	(71)	(71)	175
Changes in operating assets and liabilities:
Accounts receivable	(10,136)	(10,136)	(13,942)	24,586	24,586	1,240
Deferred contract acquisition and fulfillment costs	(2,818)	—	—	(4,531)	—	—
Prepaid expenses and other assets	(412)	(481)	(1,054)	(3,602)	(3,417)	412
Accounts payable	(828)	(828)	(1,413)	2,391	2,391	(1,657)
Accrued expenses	3,511	3,511	5,094	(7,806)	(7,806)	(2,122)
Deferred revenue	5,494	2,427	12,782	(1,001)	(8,008)	11,366
Other liabilities	(225)	(225)	(553)	(669)	(669)	(819)
Net cash used in operating activities	(9,114)	(9,114)	(3,981)	(1,818)	(1,818)	(660)
Cash flows from investing activities:
Purchases of property and equipment	(3,503)	(3,503)	(1,243)	(5,650)	(5,650)	(2,578)
Capitalization of internal-use software costs	(720)	(720)	(316)	(1,413)	(1,413)	(316)
Purchases of investments	(6,195)	(6,195)	(8,427)	(10,655)	(10,655)	(15,828)
Sales/maturities of investments	19,066	19,066	13,705	33,128	33,128	14,605
Net cash provided by (used in) investing activities	8,648	8,648	3,719	15,410	15,410	(4,117)
Cash flows from financing activities:
Proceeds from secondary public offering, net of offering costs of $608	(324)	(324)	—	30,907	30,907	—
Deferred business acquisition payment	—	—	(796)	—	—	(796)
Taxes paid related to net share settlement of equity awards	(543)	(543)	(92)	(1,005)	(1,005)	(261)
Proceeds from employee stock purchase plan	—	—	—	1,632	1,632	1,499
Proceeds from stock option exercises	2,696	2,696	3,336	4,657	4,657	4,111
Net cash provided by financing activities	1,829	1,829	2,448	36,191	36,191	4,553
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(278)	(278)	220	(314)	(314)	144
Net increase (decrease) in cash, cash equivalents and restricted cash	1,085	1,085	2,406	49,469	49,469	(80)
Cash, cash equivalents and restricted cash, beginning of period	100,146	100,146	50,662	51,762	51,762	53,148
Cash, cash equivalents and restricted cash, end of period	$101,231	$101,231	$53,068	$101,231	$101,231	$53,068

RAPID7, INC.
GAAP to Non-GAAP Reconciliation (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2018	2017	2018	2018	2017
	Under ASC 606	Under ASC 605	Under ASC 605	Under ASC 606	Under ASC 605	Under ASC 605
Total gross profit (GAAP)	$41,048	$44,210	$34,364	$78,969	$85,796	$67,345
Add: Stock-based compensation expense[1]	469	469	308	843	843	510
Add: Amortization of acquired intangible assets[2]	893	893	439	1,801	1,801	878
Total gross profit (non-GAAP)	$42,410	$45,572	$35,111	$81,613	$88,440	$68,733
Gross margin (non-GAAP)	72.6%	74.0%	74.0%	72.3%	73.8%	74.2%
Gross profit (GAAP) - Products	$29,393	$31,417	$21,611	$56,236	$60,719	$42,843
Add: Stock-based compensation expense	157	157	90	282	282	150
Add: Amortization of acquired intangible assets	893	893	439	1,801	1,801	878
Total gross profit (non-GAAP) - Products	$30,443	$32,467	$22,140	$58,319	$62,802	$43,871
Gross margin (non-GAAP) - Products	78.0%	79.1%	81.5%	78.5%	79.7%	82.6%
Gross profit (GAAP) - Maintenance and support	$8,603	$9,551	$9,488	$17,507	$19,384	$18,412
Add: Stock-based compensation expense	60	60	81	88	88	141
Total gross profit (non-GAAP) - Maintenance and support	$8,663	$9,611	$9,569	$17,595	$19,472	$18,553
Gross margin (non-GAAP) - Maintenance and support	81.6%	83.2%	84.4%	82.4%	83.8%	83.8%
Gross profit (GAAP) - Professional services	$3,052	$3,242	$3,265	$5,226	$5,693	$6,090
Add: Stock-based compensation expense	252	252	137	473	473	219
Total gross profit (non-GAAP) - Professional services	$3,304	$3,494	$3,402	$5,699	$6,166	$6,309
Gross margin (non-GAAP) - Professional services	37.6%	38.9%	38.1%	33.0%	34.8%	36.2%
Loss from operations (GAAP)	$(14,340)	$(14,022)	$(11,897)	$(30,925)	$(28,634)	$(22,367)
Add: Stock-based compensation expense[1]	7,350	7,350	5,171	13,575	13,575	$9,450
Add: Amortization of acquired intangible assets[2]	933	933	483	1,881	1,881	$968
Add: Acquisition-related expenses[3]	—	—	80	—	—	80
Add: Secondary public offering costs[4]	65	65	—	205	205	—
Add: Litigation-related expenses[5]	—	—	—	400	400	—
Loss from operations (non-GAAP)	$(5,992)	$(5,674)	$(6,163)	$(14,864)	$(12,573)	$(11,869)
Net loss (GAAP)	$(14,333)	$(14,015)	$(11,637)	$(30,694)	$(28,403)	$(22,182)
Add: Stock-based compensation expense[1]	7,350	7,350	5,171	13,575	13,575	9,450
Add: Amortization of acquired intangible assets[2]	933	933	483	1,881	1,881	968
Add: Acquisition-related expenses[3]	—	—	80	—	—	80
Add: Secondary public offering costs[4]	65	65	—	205	205	—
Add: Litigation-related expenses[5]	—	—	—	400	400	—
Net loss (non-GAAP)	$(5,985)	$(5,667)	$(5,903)	$(14,633)	$(12,342)	$(11,684)
Net loss per share, basic and diluted (non-GAAP)	$(0.13)	$(0.12)	$(0.14)	$(0.32)	$(0.27)	$(0.28)
Weighted-average common shares outstanding, basic and diluted	46,279,947	46,279,947	42,681,287	45,746,513	45,746,513	42,395,450
[1] Includes stock-based compensation expense as follows:
Cost of revenue	$469	$469	$308	$843	$843	$510
Research and development	2,850	2,850	1,689	5,416	5,416	3,202
Sales and marketing	2,055	2,055	1,779	3,618	3,618	3,182
General and administrative	1,976	1,976	1,395	3,698	3,698	2,556
[2] Includes amortization of acquired intangible assets as follows:
Cost of revenue	$893	$893	$439	$1,801	$1,801	$878
Sales and marketing	38	38	39	77	77	76
General and administrative	2	2	5	3	3	14
[3] Includes acquisition-related expenses as follows:
General and administrative	$—	$—	$80	$—	$—	$80
[4] Includes secondary public offering costs as follows:
General and administrative	$65	$65	$—	$205	$205	$—
[5] Includes litigation-related expenses as follows:
General and administrative	$—	$—	$—	$400	$400	$—

RAPID7, INC.
Reconciliation of Total Revenue to Calculated Billings (Unaudited)
(in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2018	2017	2018	2018	2017
	Under ASC 606	Under ASC 605	Under ASC 605	Under ASC 606	Under ASC 605	Under ASC 605
Total revenue	$58,441	$61,577	$47,443	$112,956	$119,778	$92,688
Add: Deferred revenue, end of period	224,400	216,499	180,429	224,400	216,499	180,429
Less: Deferred revenue, beginning of period	218,898	214,066	167,647	225,393	224,500	169,063
Calculated billings	$63,943	$64,010	$60,225	$111,963	$111,777	$104,054
Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)
(in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2018	2017	2018	2018	2017
	Under ASC 606	Under ASC 605	Under ASC 605	Under ASC 606	Under ASC 605	Under ASC 605
Net loss	$(14,333)	$(14,015)	$(11,637)	$(30,694)	$(28,403)	$(22,182)
Interest (income) expense, net	(464)	(464)	(218)	(705)	(705)	(387)
Other (income) expense, net	326	326	(229)	248	248	(114)
Provision for income taxes	131	131	187	226	226	316
Depreciation expense	1,642	1,642	1,130	3,025	3,025	2,268
Amortization of intangible assets	1,036	1,036	483	2,052	2,052	968
Stock-based compensation expense	7,350	7,350	5,171	13,575	13,575	9,450
Acquisition-related expenses	—	—	80	—	—	80
Secondary public offering costs	65	65	—	205	205	—
Litigation-related expenses	—	—	—	400	400	—
Adjusted EBITDA	$(4,247)	$(3,929)	$(5,033)	$(11,668)	$(9,377)	$(9,601)

RAPID7, INC.
Adjusted Opening Consolidated Balance Sheet Under ASC 606 (Unaudited)
(in thousands)

Adjusted under ASC 606
January 1, 2018

Cash and cash equivalents	$51,562
Short-term investments	39,178
Accounts receivable, net	73,661
Deferred contract acquisition and fulfillment costs, current portion	7,844
Prepaid expenses and other current assets	8,907
Long-term investments	1,102
Property and equipment, net	8,589
Goodwill	83,164
Intangible assets, net	16,640
Deferred contract acquisition and fulfillment costs, non-current portion	19,321
Other assets	1,363
Total assets	$311,331
Accounts payable	$2,240
Accrued expenses	29,728
Deferred revenue, current portion	142,020
Other current liabilities	1,706
Deferred revenue, non-current portion	83,373
Other long-term liabilities	2,238
Total liabilities	261,305
Common stock	441
Treasury stock	(4,764)
Additional paid-in-capital	463,428
Accumulated other comprehensive loss	(39)
Accumulated deficit	(409,040)
Total stockholders’ equity	50,026
Total liabilities and stockholders’ equity	$311,331